Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

April 22, 2013

Clovis Oncology, Inc.

2525 28th Street, Suite 100

Boulder, Colorado 80301

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) on April 22, 2013, relating to the registration of up to $200,000,000 of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) for sale from time to time.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, the Registration Statement, all relevant resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons. We have assumed that (i) at the time of an issuance of shares of Common Stock, there will be sufficient shares of Common Stock authorized under the Amended and Restated Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance; (ii) all shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the prospectus included therein and any amendments and supplements thereto; and (iii) at the time of an issuance of shares of Common Stock, the Company will be validly existing as a corporation in good standing under the laws of the State of Delaware.

Clovis Oncology, Inc.

April 22, 2013

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that when an issuance of shares of Common Stock has been duly authorized by all necessary corporate action of the Company, and the Registration Statement and any amendments thereto (including post-effective amendments) has become effective under the Act, the shares of Common Stock to be issued and sold by the Company will have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the Registration Statement, the prospectus included therein and any amendments and supplements related thereto, and the definitive underwriting, purchase or similar agreement, at not less than par value per share, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit 5 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP